UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

DOLE FOOD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dole Drive

Westlake Village, California 91362

(Address of Principal Executive Offices and Zip Code)

(818) 879-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On November 1, 2013, Dole Food Company, Inc., a Delaware corporation (the “Company”), completed the previously announced merger (the “Merger”) of DFC Merger Corp., a Delaware corporation (“Purchaser”), with and into the Company, whereby the Company became a wholly owned subsidiary of DFC Holdings, LLC, a Delaware limited liability company (“Parent”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated August 11, 2013 and amended on August 19, 2013 and September 19, 2013, by and among the Company, Parent, Purchaser and David H. Murdock (as amended, the “Merger Agreement”). As of the effective time of the Merger (the “Effective Time”), the Company is wholly-owned, indirectly, by Mr. Murdock.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Items 3.03, 5.01, and 5.02 is incorporated herein by reference.

At the Effective Time, each outstanding share of common stock of the Company, par value $0.001 per share (the “Common Stock”) was converted into the right to receive $13.50 in cash, other than (i) the shares held at the Effective Time by Parent, Purchaser, Mr. Murdock, or their respective affiliates, or by the Company and its subsidiaries, all of which shares were cancelled without payment, and (ii) shares held by stockholders who properly demanded and perfected appraisal rights under Delaware law.

Each stock option (other than those held by Mr. Murdock) outstanding immediately prior to the Effective Time, whether vested or unvested, was converted into the right to receive cash (without interest and net of applicable withholding taxes) in an amount equal to the product of (a) $13.50, minus the applicable exercise price per share of the option, and (b) the number of shares of Common Stock issuable upon exercise of the option, which amount will be paid within 15 days after the Effective Time. Each restricted stock award and restricted stock unit (“RSU”) (including both time-based RSUs and performance shares, which are performance-based RSUs) outstanding immediately prior to the Effective Time was converted into the right to receive cash (without interest and net of applicable withholding taxes) in an amount equal to the product of (x) $13.50, and (y) the number of shares of Common Stock subject to such award, which amount will be paid within 15 days after the vesting date of the applicable award, subject to the continued employment of the holder thereof with the Company or any of its subsidiaries through the vesting date and the achievement of the applicable performance metric, if any (which performance metric is subject to adjustment in connection with the Merger).

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 is incorporated herein by reference.

On November 1, 2013, in connection with the completion of the Merger, the Company notified The New York Stock Exchange (the “NYSE”) of the completion of the Merger, and requested that trading in the Common Stock be suspended and that the Common Stock be withdrawn from listing on the NYSE. The Company also requested that the NYSE file a delisting application on Form 25 with the Securities and Exchange Commission (the “SEC”) to report the delisting of the Common Stock from the NYSE. The Common Stock will be delisted on November 4, 2013.

The Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Common Stock under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Item 2.01 is incorporated herein by reference.

In connection with the Merger and at the Effective Time, holders of Common Stock immediately prior to such time ceased to have any rights as stockholders in the Company (other than their right to receive the merger consideration pursuant to the Merger Agreement or perfect their appraisal rights, if applicable).

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 is incorporated herein by reference.

In connection with the Merger and at the Effective Time, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Parent, which is wholly owned, indirectly, by Mr. Murdock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 is incorporated herein by reference.

In connection with the Merger and at the Effective Time, each of C. Michael Carter, Elaine L. Chao, Andrew J. Conrad, David DeLorenzo, E. Rolland Dickson and Sherry Lansing resigned from the Company’s board of directors.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders (the “Special Meeting”) of the Company was held on October 31, 2013. The purpose of the Special Meeting was to submit the previously disclosed proposals to a vote of the Company’s stockholders as of the close of business on September 27, 2013 (the record date for the Special Meeting). The proposals being voted upon were: (i) the adoption of the Merger Agreement; (ii) the approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to the named executive officers of the Company in connection with the Merger (the “Merger-Related Compensation Proposal”); and (iii) the approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

At the Special Meeting, the Company’s stockholders adopted the Merger Agreement and approved the Merger-Related Compensation Proposal. Because (i) the holders of a majority of the outstanding Common Stock and (ii) the holders of a majority of the outstanding Common Stock other than the Company’s directors and executive officers and Mr. Murdock, Parent, Purchaser and their respective affiliates (the “Disinterested Stockholders”) voted at the Special Meeting to adopt the Merger Agreement, the proposal to adjourn the Special Meeting was not submitted for a vote.

According to the report of the inspector of election, (i) 90,329,748 shares of Common Stock were outstanding as of the record date; (ii) 54,084,157 shares of Common Stock were held by the Disinterested Stockholders as of the record date; and (iii) the holders of a total of 80,897,685 shares of Common Stock, representing approximately 89.56% of the outstanding shares entitled to vote, were present in person or represented by proxy at the Special Meeting. A summary of the voting results for the proposals voted on at the Special Meeting is set forth below:

Proposal 1: Adoption of the Merger Agreement

(i) Shares Held by All Stockholders

For	Against	Abstain	Broker Non-Votes
63,780,813	11,459,373	5,657,499	0

(ii) Shares Held by the Disinterested Stockholders

For	Against	Abstain	Broker Non-Votes
27,535,222	11,459,373	5,657,499	0

Proposal 2: Approval of the Merger-Related Compensation Proposal

For	Against	Abstain	Broker Non-Votes
63,786,490	8,822,400	8,288,795	0

Item 8.01.	Other Events.

On October 31, 2013, the Company issued a press release announcing that its stockholders had adopted the Merger Agreement. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

On November 1, 2013, the Company issued a press release announcing the closing of the Merger. The press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated October 31, 2013, announcing stockholder adoption of the Merger Agreement.

99.2	Press Release, dated November 1, 2013, announcing the closing of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 1, 2013	DOLE FOOD COMPANY, INC.
REGISTRANT

	By:	/s/ C. Michael Carter
C. Michael Carter
President and Chief Operating Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated October 31, 2013, announcing stockholder adoption of the Merger Agreement.

99.2	Press Release, dated November 1, 2013, announcing the closing of the Merger.